UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 14, 2012
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                      OTHER EVENTS

On August 14, 2012, the Company issued a press release announcing the closing of its previously announced public offering of common stock at a price to the public of $5.25 per share.  The underwriter exercised its option to purchase up to an additional 450,000 shares to cover over-allotments, resulting in a total sale of 3,557,665 shares of common stock.  Of the 3,557,665 shares sold, UniPixel sold 2,520,585 shares and two of its stockholders, The Altar Rock Fund Liquidating Trust and The Raptor Global Portfolio Liquidating Trust, sold an aggregate 1,037,080 shares.  The net proceeds from the sale of shares by UniPixel, after underwriting discounts and commissions and other offering expenses, total approximately $12.1 million.  UniPixel intends to use the net proceeds from the offering for working capital and general corporate purposes.  UniPixel did not receive any of the proceeds from the sale of shares by the selling stockholders.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Uni-Pixel, Inc.
(Registrant)

Date: August 14, 2012	By:	/s/ Reed Killion
Reed Killion
Chief Executive Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press Release dated August 14, 2012.